SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2002

Enstar Income Program II-1, L.P.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation or Organization)

000-14508	58-1628877
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

On April 10, 2002, Enstar Income Program II-1, L.P. (the "Partnership") entered into an asset purchase agreement providing for the sale of all of the Partnership's Illinois cable television systems to Charter Communications Entertainment I, LLC, an affiliate of Enstar Communications Corporation (the "Corporate General Partner") and an indirect subsidiary of Charter Communications, Inc., for a total sale price of approximately $14,706,800 (the "Charter Sale"). As a pre-condition to the sale, based on approval by the limited partners, the Partnership's partnership agreement was amended to allow the sale of assets to an affiliate of the Corporate General Partner. On September 23, 2002, the holders of limited partnership units voted to approve the sale of the Partnership's Illinois cable television systems and subsequently dissolve, terminate and liquidate the Partnership. The voting results are set forth below:

To sell the Partnership's Illinois cable television systems:

FOR	AGAINST	ABSTAIN
18,404	80	77

To dissolve, terminate and liquidate the Partnership:

FOR	AGAINST	ABSTAIN
18,402	40	109

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR INCOME PROGRAM II-1, L.P.

By: ENSTAR COMMUNICATIONS CORPORATION
Corporate General Partner

Dated: September 23, 2002

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Senior Vice President and
Corporate Controller (Principal Financial Officer
and Principal Accounting Officer)